Exhibit 99.1

Akorn Reports Third Quarter 2012 Financial Results

Reports Record Q3 Revenue of $69.6 million and Q3 Adjusted EPS of $0.14

LAKE FOREST, Ill.--(BUSINESS WIRE)--November 6, 2012--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported financial results for the third quarter of 2012.

Third Quarter Highlights

  Thirteenth consecutive quarter of growth in core business revenue and adjusted EBITDA. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Revenue growth of 90% over the comparable prior year quarter.
  Strong operating cash flow of $15.0 million.
  Received FDA approval for three new ANDAs including Progesterone Capsule, which launched in late October.
  Launched three new products: Latanoprost Ophthalmic Solution; Neomycin and Polymyxin B Sulfates, Bacitracin Zinc and Hydrocortisone Ophthalmic Ointment; and Benztropine Mesylate Injection, the authorized generic of Cogentin®.
  Filed 5 new internally developed ANDAs and completed the development on an additional 5 ANDAs with a combined annual market size of approximately $1.0 billion.

Raj Rai, Chief Executive Officer commented, “We had another outstanding quarter with solid growth, sustained gross margins and impressive cash flow. The third quarter results are a culmination of successful execution of our strategic initiatives consisting of completing acquisitions and reviving and re-launching products in which the market dynamics have improved. In the third quarter we also launched three new products and we are particularly excited about the recent approval of generic Prometrium®. These recent approvals and launches are expected to be meaningful growth drivers in 2013.”

Rai further added, “We were forced to close our manufacturing plant in Somerset, NJ for more than one week due to power outages caused by Hurricane Sandy. The good news is that all of our employees are safe and accounted for, and our plant did not suffer any infrastructure damage. As a result of the storm, we expect to lose approximately two weeks of production. Consequently, we anticipate 2012 revenues will be in the mid-range of our previously issued guidance of $248 to $258 million.”

Consolidated revenue for the third quarter of 2012 was $69.6 million, up 90% over the comparable prior year quarter consolidated revenue of $36.7 million. Growth came from market share gains in established products; new products, such as oral vancomycin; the relaunch of certain injectable and ophthalmic products, and the acquisitions of Lundbeck products and certain assets of Kilitch Drugs (India) Limited, partially offset by decreases in our U.S. contract services revenue.

Consolidated gross margin for the third quarter of 2012 was 57.6% compared to 59.9% in the comparable prior year period. Gross margin for the third quarter of 2012, excluding the impact of Akorn India, was 61.8%. Sustained improvements in gross margin are the result of favorable product mix, the acquisition of higher margin products from Lundbeck, and higher utilization of plant capacities.

Net income for the third quarter of 2012 was $13.8 million, or $0.12 per diluted share compared to net income of $13.5 million, or $0.13 per diluted share in the comparable prior year quarter. Third quarter 2011 net income included an income tax benefit of $6.2 million, or $0.06 per diluted share. The benefit resulted from the reversal of the reserve on the Company’s deferred tax assets based on the determination that the Company would generate earnings sufficient to realize these assets. Third quarter 2012 net income benefited from lower than anticipated R&D expense in the quarter as a result of the timing of certain development milestones and internal development activities.

Non-GAAP adjusted net income for the third quarter of 2012 was $16.0 million, or $0.14 per diluted share, compared to non-GAAP adjusted net income of $9.2 million, or $0.09 per diluted share in the comparable prior year quarter.

Third quarter 2012 non-GAAP Adjusted EBITDA was $27.9 million, up 135% compared with $11.9 million in the comparable prior year quarter. Non-GAAP financial measures are defined further below under “Non-GAAP Financial Measures.”

2012 Outlook

The Company expects to lose two weeks of production from its Somerset, New Jersey ophthalmic plant as a result of Hurricane Sandy, which will impact both revenue and gross profit as a result of lost sales and lost manufacturing overhead absorption. As a result, the Company expects fourth quarter 2012 revenue, as a best case scenario, to be flat to third quarter.

The Company anticipates a $2.5 million increase in R&D expense in the fourth quarter compared with the third quarter. The anticipated increase is the result of the expected achievement of external development milestones, as well as the implementation of the new FDA Generic Drug User Fee Act (GDUFA) and the resulting ANDA backlog fees as well as fees on anticipated fourth quarter ANDA filings.

Factoring in the combined impact of Hurricane Sandy and increased fourth quarter R&D expense, the Company estimates 2012 non-GAAP adjusted net income per share consistent with its previously issued guidance of $0.50 to $0.52.

2012 outlook excludes the impact of any new approvals after November 6, 2012.

Akorn’s R&D Pipeline

The Company has 45 ANDAs filed with the FDA with a combined annual market size of approximately $4.9 billion. The Company has completed development work on 14 additional products with a combined annual market size of approximately $0.5 billion and expects to file these products with the FDA shortly.

Third Quarter 2012 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, November 6, 2012, to discuss third quarter 2012 results followed by a Q&A session. The domestic call-in number is 888-389-5988 and the international call-in number is 719-325-2452. The confirmation code for all callers is 9897443. The URL for the webcast is http://www.videonewswire.com/event.asp?id=90009. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections due to the closure of its Somerset, New Jersey manufacturing facility, the impact of Hurricane Sandy, projections related to the number and potential market size of ANDAs and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Core business revenue, as defined by the Company, is equal to total GAAP revenues, less revenue attributed to the Biologics & vaccines segment, which the Company exited during the quarter ended March 31, 2010. The Company believes that core business revenue is a meaningful indicator in that it helps investors to evaluate the Company’s revenue trends from its current reportable segments, excluding the impact of the Company’s exit from the biologics & vaccines segment, which it did not consider to be part of its core business.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the company, is calculated as follows:

Income before income taxes, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expense
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a host of non-cash income and expense items.

While the Company uses Core business revenue, Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Core business revenue does not provide a full picture of the Company’s historical revenues. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011

Revenues	$69,634	$36,703	$184,638	$94,295
Cost of sales	29,541	14,725	77,917	40,181
GROSS PROFIT	40,093	21,978	106,721	54,114

Selling, general and administrative expenses	12,346	8,669	33,625	22,983
Acquisition-related costs	511	337	9,155	556
Research and development expenses	2,874	3,109	9,824	7,763
Amortization of intangibles	1,759	509	5,076	1,074
TOTAL OPERATING EXPENSES	17,490	12,624	57,680	32,376

OPERATING INCOME	22,603	9,354	49,041	21,738

Amortization of deferred financing costs	(193)	(165)	(581)	(1,761)
Non-cash interest expense	(1,228)	(909)	(3,615)	(1,195)
Interest expense, net	(959)	(973)	(3,009)	(1,286)
Equity in earnings of unconsolidated joint venture	-	-	-	14,530
INCOME BEFORE INCOME TAXES	20,223	7,307	41,836	32,026
Income tax provision (benefit)	6,470	(6,217)	15,269	(5,254)
NET INCOME	$13,753	$13,524	$26,567	$37,280

NET INCOME PER SHARE:
BASIC	$0.14	$0.14	$0.28	$0.39
DILUTED	$0.12	$0.13	$0.24	$0.36

SHARES USED IN COMPUTING NET INCOME
PER SHARE:
BASIC	95,078	94,650	95,128	94,477
DILUTED	110,430	104,188	111,388	103,524

COMPREHENSIVE INCOME:
Net income	13,753	13,524	26,567	37,280
Foreign currency translation gain (loss)	3,268	-	(3,692)	-
Comprehensive income	17,021	13,524	22,875	37,280

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	SEPTEMBER 30	DECEMBER 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,402	$83,962
Trade accounts receivable, net	44,536	25,307
Inventories	50,230	35,456
Deferred taxes, current	6,380	8,153
Prepaid expenses and other current assets	3,896	3,071
TOTAL CURRENT ASSETS	143,444	155,949
PROPERTY, PLANT AND EQUIPMENT, NET	78,152	44,389
OTHER LONG-TERM ASSETS:
Goodwill	32,369	11,863
Product licensing rights, net	64,186	67,822
Other intangibles, net	17,375	13,016
Deferred financing costs	3,279	3,864
Deferred taxes, non-current	1,938
Long-term investments	10,284	10,137
Other	200	105
TOTAL OTHER LONG-TERM ASSETS	129,631	106,807
TOTAL ASSETS	$351,227	$307,145

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$17,478	$17,874
Accrued compensation	4,816	5,094
Contingent consideration payable	3,250	-
Accrued expenses and other liabilities	13,750	5,321
TOTAL CURRENT LIABILITIES	39,294	28,289
LONG-TERM LIABILITIES:
Convertible notes due 2016	103,653	100,808
Purchase consideration payable	14,910	13,841
Deferred taxes, non-current	1,686	3,742
Product warranty liability	1,299	1,299
Lease incentive obligations and Other long-term liabilities	874	958
TOTAL LONG-TERM LIABILITIES	122,422	120,648
TOTAL LIABILITIES	161,716	148,937
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 95,314,602 and 94,936,282 shares issued and outstanding at September 30, 2012
and December 31, 2011, respectively	221,064	212,636
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(45,807)	(72,374)
Accumulated other comprehensive loss	(3,692)	-
TOTAL SHAREHOLDERS' EQUITY	189,511	158,208
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$351,227	$307,145

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011
		(Restated)		(Restated)
OPERATING ACTIVITIES
Net income	$13,753	$13,524	$26,567	$37,280
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,921	1,392	8,240	3,701
Write-off and amortization of deferred financing fees	193	165	581	1,761
Non-cash stock compensation expense	1,868	1,273	5,049	3,767
Non-cash interest expense	1,228	-	3,615	-
Deferred tax assets, net	(3,061)	(6,688)	200	(6,688)
Excess tax benefit from stock compensation	(812)	-	(2,407)
Amortization of debt discount	-	909	-	1,195
Equity in earnings of unconsolidated joint venture	-	-	-	(14,530)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,228)	(2,912)	(17,208)	(7,980)
Inventories	(3,519)	(4,643)	(13,080)	(8,164)
Prepaid expenses and other current assets	19	904	(1,052)	(216)
Trade accounts payable	1,281	851	(733)	3,066
Accrued expenses and other liabilities	8,383	2,111	11,540	1,024
NET CASH PROVIDED BY OPERATING ACTIVITIES	15,026	6,886	21,312	14,216

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	-	(10,723)	(55,224)	(36,734)
Purchases of property, plant and equipment	(2,503)	(3,130)	(14,756)	(8,362)
Distribution from unconsolidated joint venture	-	750	-	3,881
Purchase of product licensing rights	-	(1,678)	-	(5,678)
NET CASH USED IN INVESTING ACTIVITIES	(2,503)	(14,781)	(69,980)	(46,893)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	-	-	120,000
Debt financing costs	-	(96)	-	(4,683)
Net proceeds from common stock offering and warrant exercises	-	-	-	1,727
Excess tax benefit from stock compensation	812	-	2,407	-
Proceeds under stock option and stock purchase plans	449	116	972	618
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,261	20	3,379	117,662

Effect of changes in exchange rates on cash & cash equivalents	208	-	(271)	-
INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	13,992	(7,875)	(45,560)	84,985
Cash and cash equivalents at beginning of period	24,410	134,483	83,962	41,623
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38,402	$126,608	$38,402	$126,608

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011

NET INCOME	$13,753	$13,524	$26,567	$37,280

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,156	883	3,158	2,627
Amortization expense	1,759	509	5,076	1,074
Interest expense, net	959	973	3,009	1,286
Non-cash interest expense	1,228	909	3,615	1,195
Income tax provision	6,470	(6,217)	15,269	(5,254)
EBITDA	$25,325	$10,581	$56,694	$38,208

NON-CASH AND OTHER NON-RECURRING INCOME
AND EXPENSES:
Kilith acquisition related expense	511	-	8,835
Non-cash stock compensation expense	1,868	1,273	5,049	3,767
Write-off and amortization of deferred financing costs	193	165	581	1,761
Equity in earnings of unconsolidated joint venture that
is related to the sale of the joint venture's assets	-	-	-	(13,380)
Amortization of the fair value adjustment to AVR's
acquired inventory	-	(124)	-	553
ADJUSTED EBITDA	$27,897	$11,895	$71,159	$30,909

AKORN, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2012	2011	2012	2011

INCOME BEFORE INCOME TAXES	$20,223	$7,307	$41,836	$32,026

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Kilitch acquisition related expense	511	-	8,835	-
Non-cash stock compensation expense	1,868	1,273	5,049	3,767
Non-cash interest expense	1,228	909	3,615	1,195
Amortization expense	1,759	509	5,076	1,074
Write-off and amortization of deferred financing costs	193	165	581	1,761
Equity in earnings of unconsolidated joint venture that
is related to the sale of the joint venture's assets	-	-	-	(13,380)
Amortization of the fair value adjustment to AVR's
acquired inventory	-	(124)	-	553

ADJUSTED INCOME BEFORE INCOME TAXES	25,782	10,039	64,992	26,996

ADJUSTED INCOME TAX PROVISION	9,823	853	21,953	2,295

ADJUSTED NET INCOME	$15,959	$9,186	$43,039	$24,701

ADJUSTED NET INCOME PER DILUTED SHARE	$0.14	$0.09	$0.39	$0.24

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer